UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2014

XENCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36182	20-1622502
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

111 West Lemon Avenue

Monrovia, California 91016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (626) 305-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2014, we entered into a Lease Agreement (the “Lease”) with BF Monrovia, LLC (“Landlord”) for approximately 25,000 square feet of office and laboratory space located at 111 West Lemon Street in Monrovia, California (the “Property”). The Lease supersedes a prior lease with the Landlord for the Property that was scheduled to expire on April 15, 2015. The term of the Lease commences on January 1, 2015 and expires on June 30, 2020 (the “Initial Term”).  We have the right to extend the term of the lease an additional five years by giving the Landlord written notice prior to September 2019.  Under the terms of the lease, no rent is due from January 1, 2015 through May 31, 2015.  The monthly base rent during the remainder of the Initial Term ranges from $43,000.00 to $49,848.78.  Additional rent may be due for excess operating and tax expenses pursuant to Section 5.2 of the Lease.

A copy of the Lease is filed as Exhibit 99.1 to this report and the description of the terms of the Lease is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Lease, effective as of January 1, 2015, by and between BF Monrovia, LLC and Xencor, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2014	XENCOR, INC.

	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Lease, effective as of January 1, 2015, by and between BF Monrovia, LLC and Xencor, Inc.